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                                                             Page 10 of 12 pages

                                    Exhibit 1

                             AGREEMENT TO FILE JOINT

                            STATEMENT ON SCHEDULE 13G


         THIS AGREEMENT is entered into as of the 11th of February, 1997, by and among O.S. II, Inc., a California corporation ("O.S. II"), Jill Tate Higgins, a United States citizen ("Higgins") and Lakeside Enterprises, L.P., a California limited partnership ("Lakeside"), and replaces in its entirety that certain Agreement to File Joint Statement on Schedule 13G, dated as of February 11, 1993, by and among O.S. II (formerly known as Ostwo, Inc.) and Higgins.

                               W I T N E S S E T H

         WHEREAS, O.S. II, Higgins and Lakeside may be deemed to have held beneficial ownership, individually and/or in the aggregate, of more than five percent of the shares of the Common Stock of Day Runner, Inc., a California corporation, as of December 31, 1996 (the "Common Stock");

         WHEREAS, the Common Stock has been registered by Day Runner, Inc. under
Section 12(g) of the Securities Exchange Act of 1934 (the "Act");

         WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent of such a class of registered equity securities as of the end of any calendar year is, under certain circumstances, permitted and/or required to file with the Securities and Exchange Commission a statement on
Schedule 13G; and

         WHEREAS, Rule 13d-1(f) under the Act provides that whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         Each of O.S. II, Higgins and Lakeside hereby agrees in accordance with Rule 13d-1(f) under the Act, to file the statement on Schedule 13G (the "Statement") with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.
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                                                             Page 11 of 12 pages

         Each of O.S. II, Higgins and Lakeside hereby agrees that the Statement shall be filed on behalf of each of them and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(f)(iii) under the Act.

         Each of O.S. II, Higgins and Lakeside agrees that neither this Agreement nor the filing of the Statement shall be construed to be an admission that any of O.S. II, Higgins or Lakeside is a member of a "group" pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.


                                     Jill Tate Higgins
                                     -------------------------------------------
                                     Jill Tate Higgins


                                     Jill Tate Higgins
                                     -------------------------------------------
                                     Jill Tate Higgins, President
                                     O.S. II, Inc.


                                     Jill Tate Higgins
                                     -------------------------------------------
                                     Jill Tate Higgins
                                     as Trustee of the
                                     Jill Tate Higgins
                                     Living Trust,
                                     dated October 31, 1984
                                     General Partner, Lakeside Enterprises, L.P.